UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Riverview Acquisition Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	86-1972481
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

510 South Mendenhall Road, Suite 200 Memphis, TN	38117
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one share of Class A common stock, $0.001 par value, and one-half of one Warrant	The Nasdaq Stock Market LLC

Shares of Class A common stock included as part of the Units	The Nasdaq Stock Market LLC

Warrants included as part of the Units	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act Registration Statement or Regulation A offering statement file number to which this form relates: 333-255116 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, shares of Class A common stock and warrants to purchase shares of Class A common stock of Riverview Acquisition Corp. (the “Company”). The description of the units, Class A common stock and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-255116) filed with the U.S. Securities and Exchange Commission on April 8, 2021, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description

3.1(a)
Certificate of Incorporation (incorporated by reference to Exhibit 3.1(a) to the Company’s Registration Statement on Form S-1 (File No. 333-255116), filed with the Securities and Exchange Commission on April 8, 2021).

3.1(b)
Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1(b) to the Company’s Registration Statement on Form S-1 (File No. 333-255116), filed with the Securities and Exchange Commission on April 8, 2021).

3.1(c)
Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1(c) to the Company’s Registration Statement on Form S-1/A (File No. 333-255116), filed with the Securities and Exchange Commission on August 2, 2021).

3.2(a)	Bylaws (incorporated by reference to Exhibit 3.2(a) to the Company’s Registration Statement on Form S-1 (File No. 333-255116), filed with the Securities and Exchange Commission on April 8, 2021).

3.2(b)
Form of Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2(b) to the Company’s Registration Statement on Form S-1/A (File No. 333-255116), filed with the Securities and Exchange Commission on August 2, 2021).

4.1
Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-255116), filed with the Securities and Exchange Commission on April 8, 2021).

4.2
Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (File No. 333-255116), filed with the Securities and Exchange Commission on April 8, 2021).

4.3
Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1 (File No. 333-255116), filed with the Securities and Exchange Commission on April 8, 2021).

4.4
Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-1 (File No. 333-255116), filed with the Securities and Exchange Commission on April 8, 2021).

10.1
Form of Investment Management Trust Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-255116), filed with the Securities and Exchange Commission on April 8, 2021).

10.2
Form of Registration Rights Agreement among the Registrant and security holders (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 333-255116), filed with the Securities and Exchange Commission on April 8, 2021).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

RIVERVIEW ACQUISITION CORP.

By:	/s/ R. Brad Martin
R. Brad Martin
Chairman and Chief Executive Officer

Dated: August 5, 2021